UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 18, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 201-4194

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On November 18, 2016, Echo Therapeutics, Inc. (the “Company”) entered into an amendment (the “License Amendment”) to its License, Development and Commercialization Agreement, dated as of December 10, 2013, with Medical Technologies Innovation Asia, LTD. Pursuant to the License Amendment, among other things, the definition of “Product” contained in Section 1.1.59 thereof was expanded to include the Company’s Core 2+, Generation 3 and all future generations of our CGM product(s), as further described in the License Amendment. The License Amendment will take effect, and is conditioned upon, the Company’s receipt of an aggregate of $500,000 in bridge loans on or before November 30, 2016.

On November 18, 2016, the Company issued a promissory note (the “Note”) to Network Victory Limited (the “Lender”) in the aggregate principal amount of up to $875,000 in respect of bridge loans to be funded to the Company. To date, the Company has received an aggregate of $575,000 in bridge loans from Lender (including $375,000 of bridge loans being rolled into the new Note) and anticipates receiving an additional $300,000 in funding under the Note on or prior to November 30, 2016. The Note bears interest on the unpaid principal balance outstanding at a rate of eighteen (18%) per annum, compounding monthly, and may, at Lender’s option, be exchanged for securities issued in a subsequent financing by the Company. The Note is due upon the earlier of (i) the consummation of the sale by the Company of equity securities in an offering, with gross proceeds to the Company (before deduction of underwriter’s commissions, offering expenses and the like) of not less than $1,000,000, and (ii) five business days after the date that demand for repayment is made by Lender to the Company in writing, but in no event earlier than December 10, 2016.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the License Amendment and the Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Note is incorporated by reference into this Item 2.03.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2016, Alan W. Schoenbart, currently the Company’s Chief Financial Officer, was appointed by the board of directors of the Company (the “Board”) to serve as Interim Chief Executive Officer of the Company. Mr. Schoenbart will also continue as Chief Financial Officer. A biography for Mr. Schoenbart is contained in the Company’s definitive proxy statement filed on April 12, 2016 under the section entitled “Executive Compensation.” Also, as previously disclosed, Mr. Schoenbart is party to an employment agreement, dated December 29, 2014, with the Company filed with the Company’s Current Report on Form 8-K on December 30, 2014. All terms of Mr. Schoenbart’s current employment agreement remain the same.

The Board did not appoint Mr. Schoenbart pursuant to any arrangement or understanding between Mr. Schoenbart and the Company or any other person or entity, and Mr. Schoenbart does not have any familial relationship with any director or executive officer of the Company. In addition, there are no transactions between Mr. Schoenbart and the Company that are required to be disclosed pursuant to item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01
Financial Statements and Exhibits.

10.1
Amendment to the License, Development and Commercialization Agreement between Echo Therapeutics, Inc. and Medical Technologies Innovation Asia, LTD.
10.2
Promissory Note, dated November 18, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: November 23, 2016	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Interim Chief Executive Officer